Exhibit (c)(4)

Goldman Sachs

INVESTMENT BANKING DIVISION

Discussion Materials for

Project Wildcat

PRELIMINARY DRAFT
AS OF 27-JUN-2022

FOR DISCUSSION PURPOSES ONLY

Goldman Sachs & Co. LLC

Strictly Private and Confidential

June 28, 2022

Goldman Sachs

Today's Agenda

1. **Project Wildcat Situation Update**
2. **Diligence Update**
3. **Management Forecast Preliminary Illustrative Case Review**
4. **Next Steps**
5. **Executive Session**

1 Project Wildcat Situation Update

- Initial outreach from Sparrow on 04-Apr-2022 indicating that Sparrow may consider proposing a transaction
- Preliminary diligence requests received shortly thereafter
- Following exchanges between Wildcat and Sparrow, Sparrow shared a revised list of diligence requests with narrowed scope
- At the direction of the Special Committee, exchanges of key diligence materials have occurred since May, covering topics including:
  - Commercial analytics
  - Employee compensation as well as Change of Control, Retention, and Severance Benefit Arrangements
  - FDA correspondence
  - Intellectual property
  - Tax
- Preliminary diligence is largely complete at this stage
- Sparrow has indicated that it does not intend to make any proposal prior to mid- to late-August following Myfembree PDUFA for endometriosis

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2 Diligence Progress Summary

Key Diligence Areas

- **Commercial**
  - Orgovyx and Myfembree target list
  - Call capacity metrics
- **Human Resources**
  - Employee compensation information
  - Change of Control, Retention, and Severance Benefit Arrangements
- **Finance**
  - Detailed information on aspects such as cash utilization, operating expense, R&D expenditure
- **Legal**
  - Government or regulatory orders
  - FDA correspondence
  - Patent list and strength of patent protection
- **Tax**
  - Details on tax structure
  - Tax-related documentation
- **Diligence Calls To Date:**
  - IP discussion with Sparrow on 31-May-2022
  - Principal to principal discussion on commercial analytics diligence request on 23-Jun-2022

Diligence Access Summary

- Virtual data room access initially granted on 27-May-2022
- Users with data room access include:
  - Sparrow team members in the below functions:
    - Legal and IP
    - Finance and Tax
    - Medical Affairs
    - Commercial
    - HR
  - Sparrow's financial advisors (J.P. Morgan)
  - Sparrow's external counsel (Sullivan & Cromwell)
- Certain sensitive content (employee-related, intellectual property) exchanged directly between legal teams

Following potential receipt of preliminary proposal, Sparrow likely to seek additional detailed diligence discussions

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3 Wildcat Preliminary Illustrative Projections Summary Approach

Forecast Period FY2022E – FY2035E

A Preliminary LRP Projections from Latest LRP Projections in June 2022 through FY2026E used as basis for forecast

— Key changes from prior preliminary LRP presented to the Board in April 2022 include adjustment for Myfembree GTN, addition of [***] preliminary projections, and extending preliminary forecast through 2035E

B Marketed products within scope:

- Orgovyx (Prostate Cancer): $1,303mm U.S. 2026E sales; a range of forecast extrapolated FY2027E through FY2035E
- Myfembree (Uterine Fibroids): $421mm U.S. 2026E sales; a range of forecast extrapolated FY2027E through FY2035E

C Pipeline products within scope:

- Myfembree (Endometriosis): $414mm U.S. 2026E sales; 100% POS; a range of forecast extrapolated FY2027E through FY2035E
- Myfembree ([***]) : $29mm U.S. 2026E risk-adjusted sales; 75% POS
- Myfembree ([***]) : $23mm U.S. 2026E risk-adjusted sales; 75% POS
- MVT-602 [***]: $315mm 2035E risk-adjusted sales; 5% POS
- Note that MVT-602 Female Infertility and CYCLO projections are not included

D Pfizer, Gedeon Richter, Accord, Takeda agreements modeled per agreed upon terms

E 2035 WW LOE

F Certain potential Factors To Be Incorporated in Sensitivities (Not Reflected in Preliminary Illustrative Case):

- GTN fluctuation
- Impact of CV outcomes study
- Extending duration based on LIBERTY and SPIRIT
- Impact of contraceptive coverage
- IP / LOE considerations
- Margin fluctuation
- Annual price increase

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. U.S. sales noted above reflect total U.S. sales; noted limited to Wildcat revenue.

3 Preliminary and Illustrative Assumptions for Management Projections[1] (1 of 2)

Product Revenue Assumptions

- Projections through FY2026E with a range of projections FY2027E-FY2035E
- Projected FY2026E total risk-adjusted product revenue is $2.2bn; FY2035E total risk-adjusted product revenue ranges from $3.3bn to $4.3bn
  - Orgovyx revenue based on Wildcat latest revenue projections through FY2026E; a range of potential YoY volume growth and GTN percentages are used to extend projections to FY2035E as detailed below
  - Myfembree UF and Myfembree EM revenue based on Wildcat latest revenue projections through FY2026E, which reflects "halo" effect of Myfembree EM on Myfembree UF; longer range revenue forecast estimates driven by GTN percentages and a range of YoY volume growth as detailed below
  - Myfembree [***] and Myfembree [***] revenue based on latest Wildcat preliminary LRP
    - "Halo" effect of Myfembree [***] and [***] on Myfembree UF and EM is assumed to be $55mm per year at peak before risk adjustment, per Wildcat management guidance
    - Assumed "halo" effect is risk adjusted by 75%, consistent with Myfembree [***] and [***] per below, and is subject to a ramp of 33% in FY2026E, 67% in FY2027E and 100% in FY2028E and thereafter; allocated "halo" effect to UF and EM by proportion of revenue
  - [***] revenue based on latest Wildcat projections
- **Price**: 3% annual price increase over projection period for Orgovyx, Myfembree UF and Myfembree EM
- **Volume Growth**:
  - Orgovyx: Trade bottles volume growth for both Locally Advanced and Metastatic in FY2027E ranges from ~9% to ~12% and estimated to decrease subsequently; volume growth potential range from ~1% to ~4% in outer years
  - Myfembree UF: FY2027E growth ranges from ~7% to ~9%; Beyond FY2028E growth estimated to remain constant and ranges from ~1% to ~3%
  - Myfembree EM: FY2027E growth ranges from ~12% to ~14%; Beyond FY2028E growth estimated to remain constant and ranges from ~1% to ~3%
- **Gross-to-Net Price**:
  - Orgovyx: GTN % from Wildcat latest revenue projections, ~44% in FY2023E increasing to ~48% in FY2026E and increasing to a potential range of ~50% to ~55% in FY2035E
  - Myfembree: GTN % FY2023E to FY2026E from Wildcat latest projections, 50% in FY2023E, increasing to 55% in FY2026E, then estimated to increase by 1.0% each year from FY2027E to FY2030E and increasing by 0.5% each year starting in FY2031E, reaching 62% in FY2035E
- **POS**:
  - Myfembree EM: 100% POS
  - Myfembree [***]: 75% POS
  - Myfembree [***]: 75% POS
  - [***]: 5% POS

Collaboration Revenue Assumptions

- **Pfizer**: Terms based on signed collaboration agreement; aggregate of up to $2.3bn of development and sales milestones estimated through FY2035E
- **Accord**: Terms based on signed collaboration agreement and ex-US Orgovyx revenue projections from Project Athena projections; aggregate of $0.3bn of royalties and milestones through FY2035E with additional $50mm upfront payment accounted for in cash balance
- **Gedeon Richter**: Terms based on signed collaboration agreement and ex-US Myfembree revenue projections provided by Gedeon Richter through FY2030E. Beyond FY2030E revenue assumed to grow 3% YoY FY2030E-FY2032E, consistent with 2029 revenue growth, and 1% YoY FY2032E-FY2035E; aggregate of $0.3bn of royalties and milestones through FY2035E

Source: Management Projections

[1] Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

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3 Preliminary and Illustrative Assumptions for Management Projections[1] (2 of 2)

Cost Assumptions	■ **COGS** (% Net Revenues): 3.0% for non-[***] indications in all projected years, consistent with approach in Wildcat latest LRP; [***] COGS per Wildcat latest [***] projections ■ **SG&A** (% Net Revenues): beyond FY2026E is projected as 16% of non-[***] revenue, consistent with FY2026E margin in Wildcat latest LRP; [***] SG&A expense per Wildcat latest [***] projections ■ **R&D** (% of Net Revenues): beyond FY2026E is projected as 2% increase in non-[***] R&D spending to adjustment for inflation; [***] R&D expense per Wildcat latest [***] projections ■ **Takeda Royalty**: [***]% of Orgovyx and [***]% of Myfembree product revenue booked by Wildcat ■ **Collaboration Expense to Pfizer**: 50% of gross profit, after taking Takeda royalty into account
Cash Flow Items	■ **Working Capital**: Estimated to be 1% of change in product sales ■ **Capital Expenditures**: $2.4mm per year over projection period, consistent with Wildcat preliminary LRP available until FY2026E ■ **Depreciation**: $1.4mm per year throughout entire projection period, consistent with Wildcat preliminary LRP available until FY2026E
Tax	■ 14% corporate effective tax rate based on Wildcat guidance ■ **NOLs and R&D Tax Credits** — $1,027mm of NOLs available for utilization per latest Wildcat filings — Assumes accumulation of $2mm R&D tax credit each year per Wildcat input
Capitalization	■ **Shares Outstanding**: 95.33mm common shares outstanding per latest Wildcat filing — 6.131mm options outstanding with a weighted average strike price of $10.71 as of 31-March-2022; 4.386mm RSUs ■ **Cash balance:** $484mm (per 31-Mar-2022 10K, pro forma for $50mm upfront payment from Accord partnership) ■ **Debt:** $359mm as of 31-Mar-2022 (loan from Sparrow matures in 2025)

Source: Management Projections

[1] Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

3 Summary of Preliminary and Illustrative Management Projections

Non-Risk-Adjusted and Risk-Adjusted Revenue ($ in millions)

Non-Risk-Adjusted Product Revenue[1]

US Launch Assumptions

Orgovyx	2021
Myfembree UF	2021
Myfembree EM	2022
Myfembree [***]	2026
Myfembree [***]	2026
[***]	2030


$ 274
$ 598
$ 1,126
$ 1,684
$ 2,206
$ 2,402
$ 2,642
$ 2,791
$ 3,609
$ 5,111
$ 6,705
$ 8,030
$ 9,082
$ 9,566
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E

Preliminary and Illustrative Sensitivity										
	High	$ 2,501	$ 2,781	$ 2,973	$ 3,839	$ 5,393	$ 7,043	$ 8,432	$ 9,553	$ 10,113
	Low	$ 2,305	$ 2,507	$ 2,618	$ 3,395	$ 4,852	$ 6,398	$ 7,672	$ 8,669	$ 9,092

Risk-Adjusted Product Revenue[1]

Risk Adjustment

Orgovyx	100%
Myfembree UF	100%
Myfembree EM	100%
Myfembree [***]	75%
Myfembree [***]	75%
[***]	5%


$ 274
$ 598
$ 1,126
$ 1,684
$ 2,189
$ 2,378
$ 2,597
$ 2,741
$ 2,897
$ 3,105
$ 3,312
$ 3,403
$ 3,597
$ 3,777
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
Orgovyx
Myfembree UF
Myfembree EM
Myfembree [***]
Myfembree [***]
[***]
Total

Preliminary and Illustrative Sensitivity										
	High	$ 2,477	$ 2,737	$ 2,923	$ 3,127	$ 3,387	$ 3,651	$ 3,805	$ 4,068	$ 4,324
	Low	$ 2,281	$ 2,463	$ 2,568	$ 2,683	$ 2,846	$ 3,006	$ 3,045	$ 3,184	$ 3,302

Source: Management Projections Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. [1] Excludes Richter product supply & royalties.

Goldman Sachs

3 Orgovyx US Key Assumptions Benchmarking

Preliminary and Illustrative Management vs. Street | $ in mm

	Addressable Population Segment	Addressable Population in 2026	Market Share in 2026	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	U.S. Adj. 2026 sales
Analyst A	Patients receiving GnRHa	314,000	19%	57,000[2]	$ 1,029 [4]	2 %	N/A	$ 994
Analyst B	Locally advanced	104,000	32%	33,164	$ 2,313	1 %	20 %	$ 685
Analyst C	N/A	779,857	4%	15,359	$ 2,313	0 %	N/A	$ 405
Analyst E	GnRH treated patients	79,678	18%	13,625[2]	$ 2,313	2 %	40 %	$ 388
Analyst F	Men on hormonal therapy for prostate cancer	780,968	12%	92,428	$ 925[5]	5 %	20 %	$ 550
Research Median	N/A	314,000	18%	33,164	$ 2,313	2 %	20 %	$ 617
Wildcat Preliminary Projections	Locally advanced and metastatic	462,025	10% Locally advanced (75% GnRH Treated Patients and 13% Orgovyx share); 13% of Metastatic (78% GnRH Treated Patients and 17% Orgovyx share)	80,316[3]	2,464[6]	3 %	39 %	$ 1,303


Risk-Adjusted US Sales
$ 231
$ 408
$ 751
$ 1,075
$ 1,303
$ 1,454
$ 1,605
$ 1,740
$ 1,871
$ 2,012
$ 2,151
$ 2,306
$ 2,472
$ 2,658
$ 1,274
$ 1,367
$ 1,440
$ 1,503
$ 1,571
$ 1,630
$ 1,698
$ 1,768
$ 1,846
$ 232
$ 407
$ 616
$ 813
$ 994
$ 1,186
$ 1,388
$ 951
$ 990
$ 396
$ 423
$ 451
$ 371
$ 388
$ 200
$ 299
$ 399
$ 517
$ 617
$ 772
$ 809
$ 534
$ 564
$ 396
$ 423
$ 451
$ 371
$ 388
$ 118
$ 135
$ 170
$ 200
$ 245
$ 296
$ 321
$ 347
$ 371
$ 396
$ 423
$ 451
$ 371
$ 388
FY2022E
FY2023E
FY2024E
FY2025E
FY2026E
FY2027E
FY2028E
FY2029E
FY2030E
FY2031E
FY2032E
FY2033E
FY2034E
FY2035E
Research Analyst High
Research Analyst Median
Research Analyst Low
Preliminary and Illustrative Management Forecast

Source: Management projections, Wall Street Research as of 24-Jun-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Accounted for 95% compliance adjustment. [3] Accounted for 90% compliance adjustment. [4] Net price; GTN assumption not disclosed. [5] $4,440 average price per patient for 6 months, which is then adjusted for 20% GTN to arrive at gross price. [6] $2,385 / bottle and 1.03 bottle per month per patient.

Goldman Sachs | INVESTMENT BANKING DIVISION

3 Myfembree US Key Assumptions Benchmarking

Preliminary and Illustrative Management vs. Street | $ in mm

		Addressable Population Segment	Addressable Population in 2026	Market Share in 2026	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	PoS	U.S. Adj. 2026 sales
Analyst A	UF	N/A	3,009,000	0.60%	18,000	$ 750	2 %	N/A	N/A	$ 179
	EM	Refractory Mod / Sec Symptomatic Patients	427,000	3.50%	15,000	$ 750	2 %	N/A	N/A	$ 149
Analyst B	UF	Anti-GnRH eligible patients	1,819,000	2.80%	50,023[3]	$ 975	1 %	25 %	100%	$ 185
	EM	Total 1 -3L oral GnRH patients	14,141	10%	59,787	$ 975	1 %	25 %	75%	$ 218
Analyst C	UF	Hospitalization and Hysterectomies due to UF	851,770	7%	46,333	$ 750	Stepwise increase to reach $948 in 2030	N/A	100%	$ 407
	EM	N/A	798,722	6%	16,689	$ 868	Stepwise increase to reach $948 in 2030	N/A	70%	$ 91
Analyst E	UF	GnRH treated patients	104,241	32%	33,774	$ 1,078	2 %	37 %	100%	$ 166
	EM	GnRH treated patients	44,605	42%	16,980	$ 1,100	2 %	39 %	70%	$ 63
Analyst F	UF	N/A	1,500,000	3%	42,000	$ 778	5 %	20 %	N/A	$ 500
	EM	2nd line patients	1,256,000	1%	16,900	$ 777	5 %	20 %	N/A	$ 200
Research Median	UF	N/A	1,500,000	3%	42,000	$ 778	2 %	25 %	100.0 %	$ 185
	EM	N/A	427,000	6%	16,900	$ 868	2 %	25 %	70.0 %	$ 149
Wildcat Preliminary Projections	UF	UF LRP patient funnel analysis	1,592,599	10%	76,122[4]	$ 1,044	3 %	27%	100%	$ 421
	EM	EM LRP patient funnel analysis	1,444,998	10%	74,460[5]	$ 1,044	3 %	27%	100%	$ 414


Risk-Adjusted US Sales[2]
$ 49
$ 43
$ 27
$ 16
$ 190
$ 130
$ 84
$ 37
$ 375
$ 257
$ 150
$ 78
$ 610
$ 450
$ 244
$ 158
$ 886
$ 700
$ 365
$ 249
$ 1,023
$ 1,007
$ 607
$ 383
$ 331
$ 1,132
$ 1,096
$ 705
$ 448
$ 399
$ 1,184
$ 1,128
$ 619
$ 464
$ 431
$ 1,220
$ 1,144
$ 648
$ 574
$ 441
$ 1,269
$ 1,169
$ 587
$ 587
$ 587
$ 1,318
$ 1,194
$ 582
$ 582
$ 582
$ 1,248
$ 1,096
$ 468
$ 468
$ 468
$ 1,298
$ 1,118
$ 486
$ 486
$ 486
$ 1,352
$ 1,142
$ 499
$ 499
$ 499
FY2022E
FY2023E
FY2024E
FY2025E
FY2026E
FY2027E
FY2028E
FY2029E
FY2030E
FY2031E
FY2032E
FY2033E
FY2034E
FY2035E
Research Analyst High
Research Analyst Median
Research Analyst Low
Preliminary and Illustrative Management Forecast

Source: Management projections, Wall Street Research as of 24-Jun-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Wildcat projections Include uterine fibroids, endometriosis, [***], and [***]. [3] Accounted for 80% compliance adjustment. [4] Reflects total patients receiving relugolix after adjusting for 70% compliance. [5] Reflects total patients receiving relugolix after adjusting for 75% compliance.

Goldman Sachs

3 Analyst Price Targets and Valuation Methodologies

INVESTMENT BANKING DIVISION



WholeCo
Relugolix US
Relugolix Ex-US
Relugolix (APC)
Relugolix (EM)
Median: $ 20.00
Current: $ 13.26
$ 25.00
$ 23.00
$ 4.06
$ 4.64
$ 3.17
$ 11.47
$ 20.00
$ 2.37
$ 3.15
$ 14.92
$ 12.00
$ 1.59
$ 0.38
$ 8.46
$ 1.58
$ 9.00
$ 4.60
$ 0.07
$ 1.88
$ 0.49
$ 1.96
N/A
Analyst A
Analyst B
Analyst C
Analyst D
Analyst E
Analyst F

							Median
Price Target Date	03-Jun-2022	11-May-2022	17-May-2022	02-Jun-2022	16-Jun-2022	10-May-2022	N/A
Recommendation	Buy	Buy	Buy	Buy	Hold	Buy	N/A
PoS	N/A	Endometriosis: 75%	Endometriosis: 70%	N/A	Endometriosis: 70%	N/A	N/A
Methodology	DCF	Combination of DCF and SOTP peak sales multiple analyses	Average of DCF, EPS Multiple and Sum of the Parts (relugolix US vs. relugolix ex-US)	SOTP	SOTP	DCF shown in analyst model but no price target	N/A
Discount Rate	12%	10%	10%	10%	14%	9%	10%
PGR	0%	0%	3%	(10)%	0%	(20)%	0%
2030 Orgovyx US Revenue	2028 $1.4bn	$0.8bn	$0.6bn	$1.0bn	$0.4bn	2026 $0.6bn	$0.7bn
2030 Myfembree US Uterine Fibroids Revenue	2028 $0.3bn	$0.4bn	$0.5bn	$0.3bn	$0.5bn	2026 $0.5bn	$0.5bn
2030 Myfembree US Unadjusted Endometriosis Revenue	2028 $0.2bn	$0.3bn	$0.1bn	$0.1bn	$0.1bn	2026 $0.2bn	$0.2bn

Source: Wall Street research and Bloomberg, market data as of 24-Jun-2022
Note: Model details per latest available model; revenue figures are total US revenues; Analyst B and Analyst C SOTP breakouts are calculated by adjusting each component's value in SOTP by the proportion of blended price target to SOTP value; Analyst B milestone value also includes $(0.65)/share net cash value adjusted by the proportion of SOTP value to blended price target; for Analyst D, G&A value of $(13.8) per share and Net Cash value of $(1.5) per share were distributed to the value of other portions of the SOTP by proportion of value; Analyst F has no price target though model has DCF value of $16 per share at 9% discount rate and (20)% PGR.

3 Wildcat Preliminary and Illustrative WholeCo P&L

($ in millions) | Risk-Adjusted

P&L ($ in Millions)	2022E	2023E	2024E	2025E	2026E
ORGOVYX	$ 231	$ 408	$ 751	$ 1,075	$ 1,303
% Growth	-	*77%*	*84%*	*43%*	*21%*
MYFEMBREE UF	$ 31	$ 114	$ 225	$ 323	$ 421
% Growth	-	*267%*	*97%*	*43%*	*30%*
MYFEMBREE EM	$ 12	$ 76	$ 150	$ 287	$ 414
% Growth	-	*534%*	*97%*	*92%*	*44%*
MYFEMBREE [***]	*$ 0*	*$ 0*	*$ 0*	*$ 0*	$ 29
% Growth	-	-	-	-	-
MYFEMBREE [***]	*$ 0*	*$ 0*	*$ 0*	*$ 0*	$ 23
% Growth	-	-	-	-	-
[***]	*$ 0*	*$ 0*	*$ 0*	*$ 0*	*$ 0*
% Growth	-	-	-	-	-
Richter Product Supply & Royalties	$ 8	$ 1	$ 0	$ 0	$ 0
% Growth	*38%*	*(82)%*	*(100)%*	-	-
Total Product Revenue, Net	**$ 282**	**$ 599**	**$ 1,126**	**$ 1,684**	**$ 2,189**
% Growth	*196%*	*113%*	*88%*	*50%*	*30%*
Pfizer Collboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	*(5)%*	*(100)%*	-	*325%*	*(100)%*
Accord Royalty & Milestones Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	-	*141%*	*(12)%*	*80%*	*11%*
Richter License & Milestones Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	*(51)%*	*(55)%*	*136%*	*1%*	*20%*
Total Net Revenues	**$ 403**	**$ 620**	**$ 1,254**	**$ 2,148**	**$ 2,234**

Source: Management Projections
Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

Goldman Sachs

3 Wildcat Preliminary and Illustrative WholeCo P&L (Cont'd)

($ in millions) | Risk-Adjusted

P&L ($ in Millions)	2022E	2023E	2024E	2025E	2026E
Total Net Revenues	**$ 403**	**$ 620**	**$ 1,254**	**$ 2,148**	**$ 2,234**
Direct product COGS	$ 8	$ 16	$ 31	$ 46	$ 60
Direct COGS % of Revenue	*3 %*	*3 %*	*3 %*	*3 %*	*3 %*
Richter Product Supply COGS	$ 5	$ 1	$ 0	$ 0	$ 0
[***]	$ 21	$ 44	$ 82	$ 122	$ 154
Cost of Product Revenue	**$ 34**	**$ 61**	**$ 113**	**$ 168**	**$ 213**
Gross Product Profit (excl Milestones & Profit Share)	*85%*	*90%*	*90%*	*90%*	*90%*
[***] Royalty	*$ 0*	*$ 0*	*$ 0*	*$ 0*	*$ 0*
Collaboration Expense to Pfizer[1]	$ 123	$ 271	$ 510	$ 764	$ 995
Total Cost of Operations	**$ 157**	**$ 332**	**$ 623**	**$ 932**	**$ 1,208**
Gross Profit	**$ 246**	**$ 288**	**$ 631**	**$ 1,216**	**$ 1,026**
Gross Margin %	*61%*	*46%*	*50%*	*57%*	*46%*
Research & Development	$ 137	$ 137	$ 132	$ 131	$ 120
% of Rev	*34%*	*22%*	*11%*	*6%*	*5%*
Selling, General & Administrative	$ 334	$ 354	$ 342	$ 355	$ 368
% of Rev	*83%*	*57%*	*27%*	*17%*	*16%*
Total Operating Expenses	**$ 470**	**$ 492**	**$ 474**	**$ 485**	**$ 487**
Income (Loss) from Operations	**$(224)**	**$(203)**	**$ 157**	**$ 731**	**$ 539**
Operating Profit (Loss) %	*(55)%*	*(33)%*	*13%*	*34%*	*24%*

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

Goldman Sachs

3 Wildcat Preliminary and Illustrative Orgovyx P&L

($ in millions) | Risk-Adjusted

Orgovyx P&L ($ in Millions)	2022E	2023E	2024E	2025E	2026E
Revenue	$ 231	$ 408	$ 751	$ 1,075	$ 1,303
% Growth	-	*77%*	*84%*	*43%*	*21%*
Pfizer Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	-	*(100)%*	-	*307%*	*(100)%*
Accord Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	-	*141%*	*(12)%*	*80%*	*11%*
Total Net Revenue	**$ 321**	**$ 422**	**$ 830**	**$ 1,368**	**$ 1,328**
Direct Product COGS	$ 6	$ 11	$ 20	$ 29	$ 35
Direct COGS % of Revenue	*3%*	*3%*	*3%*	*3%*	*3%*
[***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
Collaboration Expense to Pfizer	*$ 103*	*$ 182*	*$ 335*	*$ 480*	*$ 582*
Gross Profit	**$ 193**	**$ 194**	**$ 409**	**$ 765**	**$ 597**
Gross Margin %	*60%*	*46%*	*49%*	*56%*	*45%*
Research & Development	$ 34	$ 33	$ 32	$ 31	$ 29
% of Rev	*10%*	*8%*	*4%*	*2%*	*2%*
Selling, General & Administrative	$ 150	$ 159	$ 154	$ 160	$ 184
% of Rev	*47%*	*38%*	*19%*	*12%*	*14%*
Total Operating Expenses	**$ 184**	**$ 193**	**$ 186**	**$ 191**	**$ 213**
Income (Loss) from Operations	**$ 9**	**$ 1**	**$ 224**	**$ 575**	**$ 385**
Operating Profit (Loss) %	*3%*	*0%*	*27%*	*42%*	*29%*

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

Non-[***] R&D expense allocated among Orgovyx / Myfembree / pipeline assets other than [***] using 25% / 40% / 35%; non-[***] SG&A expense allocated between Orgovyx / Myfem bree using 45% / 55% in 2022-2025, 50% / 50% in 2026; Pfizer collaboration revenue allocated among Orgovyx / Myfembree by proportion of revenue in each year.

Goldman Sachs

3 Wildcat Preliminary and Illustrative Myfembree P&L

INVESTMENT BANKING DIVISION

($ in millions) | Risk-Adjusted

Myfembree P&L ($ in Millions)	2022E	2023E	2024E	2025E	2026E
Revenue	$ 43	$ 190	$ 375	$ 610	$ 886
% Growth	-	*(33)%*	*97%*	*63%*	*45%*
Richter Product Supply & Royalties	$ 8	$ 1	$ 0	$ 0	$ 0
% Growth	-	*(82)%*	*(100)%*	-	-
Pfizer Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	-	*(100)%*	-	*362%*	*(100)%*
Richter License & Milestones Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
% Growth	-	*(55)%*	*136%*	*1%*	*20%*
Total Net Revenue	**$ 82**	**$ 199**	**$ 425**	**$ 782**	**$ 906**
Direct Product COGS	$ 1	$ 5	$ 10	$ 17	$ 24
Direct COGS % of Revenue	*0%*	*3%*	*3%*	*3%*	*3%*
Richter Product Supply COGS	$ 5	$ 1	$ 0	$ 0	$ 0
[***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]
Collaboration Expense to Pfizer	*$ 20*	*$ 89*	*$ 175*	*$ 284*	*$ 413*
Gross Profit	**$ 54**	**$ 94**	**$ 222**	**$ 453**	**$ 428**
Gross Margin %	*65%*	*47%*	*52%*	*58%*	*47%*
Research & Development	$ 54	$ 53	$ 51	$ 50	$ 46
% of Rev	*65%*	*27%*	*12%*	*6%*	*5%*
Selling, General & Administrative	$ 183	$ 193	$ 186	$ 193	$ 181
% of Rev	*222%*	*97%*	*44%*	*25%*	*20%*
Total Operating Expenses	**$ 237**	**$ 247**	**$ 237**	**$ 243**	**$ 228**
Income (Loss) from Operations	**$(183)**	**$(152)**	**$(15)**	**$ 210**	**$ 201**
Operating Profit (Loss) %	*(222)%*	*(77)%*	*(3)%*	*27%*	*22%*

Source: Management Projections
Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. Includes uterine fibroids, endometriosis, [***], and [***]; Non-[***] R&D expense allocated among Orgovyx / Myfembree / pipeline assets other than [***] using 25% / 40% / 35%; non-[***] SG&A expense allocated between Orgovyx / Myfembree using 45% / 55% in 2022-2025, 50% / 50% in 2026; Pfizer collaboration revenue allocated among Orgovyx / Myfembree by proportion of revenue in each year.

4 Next Steps

- Continue to refine financial projections and assumptions
- Perform preliminary financial analysis for discussion with Special Committee
- Continue to engage in diligence with Sparrow and provide value-driving information where appropriate
- Goldman Sachs to continue to coordinate with J.P. Morgan on broader process dynamics
- Prepare for potential inbound preliminary proposal mid- to late-August